EXHIBIT 99.2

Huidong Exploration Update – Alteration and Mineralization in Dingjiaping Drill Holes

Las Vegas, Nevada – September 26, 2006 – Magnus International Resources Inc. ("Magnus") (“the Company”) (NASD OTC-BB: ‘MGNU’) is pleased to provide a drilling progress update at the Company’s Huidong property.

Magnus technical staff are encouraged by the styles of the sulphide mineralization that have been observed in the last two holes at Dingjiaping - DJP-3-06 and DJP-4-06. Sulphide mineralisation, mainly pyrite, that is associated with structural zones has been observed and is considered encouraging for potential gold mineralization. While the field observations are encouraging, Magnus’ management cautions investors that the Company must receive gold assay results from the analytical laboratory to determine the gold content, and a specific inference regarding the gold content of drill cores cannot be made at this time.

This report details the current progress at Magnus’ Huidong Property in Southern Sichuan. Drilling progress to September 22, 2006 in both the Huidong East and Dingjiaping target areas is summarized in the table below:

	Drilled to date (meters)	Holes Completed	Holes in Progress
DINGJIAPING	1550.7	3	1
HUIDONG EAST	857.77	3	2
TOTAL	2408.47	6	3

Conference Call

Magnus’ management will host a public conference call at 11:00 am Pacific Time on Wednesday 27 September, 2006 to provide details on the recently announced drilling activities at the Huidong East and Dingjiaping areas.

The conference call will be available for playback from the “Conference Call” section of the homepage of the Magnus website after 1 pm Pacific Time on Wednesday 27 September, 2006.

The live conference access numbers are:

Toll Free Access Number (North America): 1 800 704 9804
Direct Dial Access Number (International): 1 404 920 6604

Participant Code(s): 64512332#

Dingjiaping Target Area

Drilling at the Dingjiaping target area began on the 25th July, 2006 and is being completed using a Longyear LF-90 drill rig. This rig continues to perform exceptionally well averaging some 35-40 meters per day.

A comprehensive report expanding on this news release will be available after 9:30 am Pacific Standard time by clicking on the “Latest Exploration Update” button in the “Huidong Gold Project” section of the www.magusresources.com homepage or by going to the following URL, http://www.magnusresources.con/hui_dong_recent_updates.php. This report includes   a summary of the 4 holes drilled to date in Dingjiaping.

A number of drill targets are set for testing at Dingjiaping. Targets are based on careful geologic mapping, proximity to known gold-bearing artisan tunnels, very strong surface soil gold geochemistry in this target area, and high concentrations of gold in rock samples.

In general, a series of North-South and East–West fault zones and shear zones traverse the Dingjiaping area. Sites where these two sets of mineralized structural zones intersect or are met by other mapped faults and shears are considered especially favorable for large gold deposit systems, and will be tested in the planned drilling program.

A summary of the holes drilled to date in Dingjiaping follows:

1)      DJP-1-06

DJP-1-06 was planned to intersect extensions of the mineralized veins and structures exposed in artesan mining tunnels No. 6 (nearly N-S striking) and 7 (nearly E-W strike).

This hole went through a series of veining and breccia zones, in both carbonaceous phyllite shale and mudstone) and quartz phyllite (sandstone and siltstone) and intersected several sulphide-bearing intervals.

2)      DJP-2-06

DJP-2-06 was designed to intersect the western, deep extension of the mineralised vein exposed in Tunnel 7.  This hole appears to intersect the same part of the stratigraphy as in DJP-1-06, i.e. a sandy unit (quartz phyllite) between an upper and a lower muddy unit (carbonaceous phyllite).

Drilling revealed veining and brecciation at various areas along the hole with the most intense concentration found in quartz phyllite situated near the middle part of the hole. The drilling appears to have intersected the deep extension of the mineralized quartz-carbonate veins exposed in Tunnel 1.  Several zones with well developed structure and veining were intersected.

3)      DJP-3-06

This hole was drilled to test the extension along dip of those few mineralized veins and structures exposed on road-cut containing gold up to 2.7g/t.  In addition, this hole cuts through a part of carbonaceous phyllite overlying that intersected in the first two holes.

DJP-3-06 revealed a series of veining and brecciation zones, all in carbonaceous phyllite.  This hole looks promising in terms of development of structure, veining and sulphide content.  Figure 3 of the full report displays this veined and brecciated carbonaceous phyllite at 244-253m. Several intervals with good structure and veining have been intersected.

4)      DJP-4-06

DJP-4-06 is targeting extensions of the mineralized veins exposed in road-cut channel sampling, which have values of up to 19g/t Au as shown in Figure 4 of the full report. The current drill hole DJP-4-06 is at 198.5 meters within sericite-quartz phyllite containing locally abundant sulphides.

As expected, this hole starts from the muddy unit (carbonaceous phyllite) and soon gets into the sandy unit (quartz phyllite).  Structures with quartz and/or quartz-carbonate veining are encountered frequently, and they appear to cluster into three major zones near 7-14m, 41-69m and 130-164m.  It appears that some of the high gold values assayed for samples from road-cut probably represent the structures and veins intersected in the two lower zones.  The first upper zone was not exposed and therefore not sampled on road-cut.

This observed alteration and mineralization in holes DJP-3-06 and DJP-4-06 as displayed in Figure 5 of the Full Report is typical of the rocks comprising gold ore at Southwestern’s Boka project, located south of Huidong along the same geologic trend. However, Magnus’ management cautions investors that while these initial visual results are encouraging, the Company must receive gold assay results from the analytical laboratory to determine the gold content, and a specific inference regarding the gold content of drill cores cannot be made at this time.

Planning for the next holes in Dingjiaping is proceeding well with access now ready for drilling targets DJP-6, 7 & 9. Core sampling is now up-to-date with the drilling program, and drill core is being sent to the SGS laboratory on an ongoing basis. Currently, the SGS lab in Tianjin is processing an unusually large volume of material for gold assay causing a longer turnaround time of results for all of its clients. Magnus expects to obtain results from its initial Dingjiaping drilling program in September, October and November of 2006. Management believes the program will lead to improved understanding of the mineralized systems already observed at Huidong, and could lead to a discovery in this very favorable exploration terrain.

Huidong East

Drilling at the Huidong East Target commenced in late June and is being completed by two Chinese built XY-2 drill rigs. Hole targeting is based on integrated geophysical and structural (from surface mapping) targets within a coherent and significant soil geochemical anomaly.

Currently holes LSJ-6-06 and LSJ-11-06 are being drilled and are at depths of 120.98 and 81.3.0 meters respectively as of 21 September, 2006.

There is a large surface anomaly feature to drill test at Huidong East, and we are still in the very early stages of drill testing the targets at Huidong East. What the Magnus team learns from drill intercepts of geophysical features and geologic targets in this early stage of drilling will guide the exploration and drilling program.

Huidong Exploration Progress – General

The Huidong Concession comprises a large area of over 83 square km.  A significant amount of work in the form of regional geochemistry, reconnaissance geophysics, detailed mapping and rock sampling, and extensive road building has been completed during the past 21 months by the combined Magnus and Brigade 209 exploration team.  The exploration team at Huidong has located what the Company believes to be significant, discrete sites of concentrated gold at surface where geologic and geophysical studies have confirmed that there are targets at depth worthy of drill testing.

ABOUT MAGNUS INTERNATIONAL RESOURCES, INC.

Magnus International Resources, Inc. is engaged in the acquisition, exploration and development of mineral properties, focusing primarily on gold and copper properties in China. Magnus currently retains a potential 90% interest in two Sino-foreign gold joint venture exploration projects. The Huidong property is northwest of and on trend with Southwestern Resources' Boka gold project. The Mangshi project is located within the 40km Luxi Gold Belt in western Yunnan province.

For further information please refer to the Company's filings with the SEC on EDGAR or refer to Magnus' website at www.magnusresources.com.

If you would like to receive regular updates on Magnus please send your email request to info@magnusresources.com.

FOR FURTHER INFORMATION PLEASE CONTACT:

Magnus International Resources Inc.
Investor Relations
1-888-888-1494
info@magnusresources.com
www.magnusresources.com

FORWARD LOOKING STATEMENTS This news release may include "forward-looking statements" regarding Magnus International Resources, Inc., and its subsidiaries, business and project plans. Such forward looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where Magnus expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such risks include, but are not limited to price volatility of gold and other metals; currency fluctuations; political, operational, and governmental approval and regulation risks in China. For a more detailed discussion of such risks and other factors, please see "Risk Factors" in our Form 10-K for our most recently completed fiscal year, on file with the SEC at www.sec.gov. This document also contains information about adjacent properties on which Magnus has no rights to explore or mine. Investors are cautioned that mineral deposits on adjacent properties are not necessarily indicative of mineral deposits on Magnus' properties.